Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 28, 2009 (except for Note O as to which the date is October 6, 2009), with respect to the consolidated financial statements of Motorsports Authentics, LLC contained in the Registration Statement and Prospectus for Speedway Motorsports, Inc. on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Charlotte, NC

October 6, 2009